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                       AMENDED AND RESTATED CREDIT AGREEMENT

                 THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made and dated as of the 10th day of December, 1998, by and among SANWA BANK CALIFORNIA ("Sanwa"), the lending institutions party hereto from time to time (such lending institutions and Sanwa being referred to herein individually as a "Lender" and collectively as the "Lenders"), SANWA, as agent for the Lenders (in such capacity, the "Agent"), and EQUITY MARKETING, INC., a Delaware corporation (the "Company").

                                      RECITALS

            A. Pursuant to that certain Credit Agreement dated as of January 26, 1996 by and among the Company, the Agent, and the Lenders (as amended to date, the "Existing Credit Agreement"), the Lenders have extended credit to the Company on the terms and subject to the conditions set forth therein.

            B. The Company, the Agent and the Lenders desire to amend the Existing Credit Agreement in certain respects and, for convenience of reference, to restate the Existing Credit Agreement in its entirety herein.

            NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                     AGREEMENT

                 1. LOAN FACILITY.

                         1(a) CREDIT LIMIT.  On the terms and subject to the
conditions set forth herein, the Lenders severally agree that they shall from time to time to but not including the Maturity Date make Loans (the "Loans" or a "Loan"), pro rata in accordance with their respective Percentage Shares, in aggregate amounts not to exceed at any one time outstanding:

                           (1) The Credit Limit, minus

                           (2) The aggregate amount of all Outstanding Letters
            of Credit and all unpaid L/C Drawings.

                         1(b) CALCULATION OF INTEREST.  The Company shall pay
interest on Loans outstanding hereunder from the date disbursed to but not including the date of payment at a rate per annum equal to, at the option of and as selected by the Company from time to time (subject to the provisions of PARAGRAPHS 1(e), and 3(j) below): (1) with respect to each Loan which is a COF Loan, at the Applicable COF Rate for the applicable Interest Period, and
(2) with respect to each Loan which is a Reference Rate Loan, at the Applicable Reference Rate during the applicable computation period.

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                         1(c) PAYMENT OF INTEREST.  Interest accruing on
Reference Rate Loans outstanding hereunder shall be payable monthly, in arrears, for each month on the date of the delivery (which may be telephonic) by the Agent of an interest billing to the Company (provided such notice is delivered by 11:00 a.m. (Los Angeles time); otherwise payment shall be due on the next Business Day) in the amount set forth in such interest billing for such Reference Rate Loans and a final payment on the Maturity Date in the amount of interest then accrued but unpaid. Interest accruing on COF Loans shall be payable in arrears: (1) in the case of COF Loans with Interest Periods ending 30, 60 or 90 days from the date advanced, at the end of the applicable Interest Period therefor; and (2) in the case of COF Loans with Interest Periods ending later than 90 days from the date advanced, at the end of each 90 day period from the date advanced and at the end of the applicable Interest Period therefor. Each such interest billing shall be deemed conclusively correct and accepted by the Company unless the Company otherwise notifies the Agent to the contrary within thirty Business Days following the delivery of a written copy of such billing.

                      1(d) ELECTION OF TYPE OF LOAN; CONVERSION OPTIONS.

                           (1) The Company may elect from time to time to have Loans funded by giving the Agent irrevocable notice of such election not more than two (2) Business Days prior to but not later than 10:00 a.m. (Los Angeles time) on the day of the requested funding. The principal amount of each Reference Rate Loan shall be in the minimum amount of $100,000.00 and whole multiples of $25,000.00 in excess thereof and the principal amount of each COF Loan shall be in the minimum amount of $750,000.00 and whole multiples of $100,000.00 in excess thereof. The Company may elect from time to time to convert Loans outstanding as COF Loans to Reference Rate Loans and convert Loans outstanding as Reference Rate Loans to COF Loans by giving the Agent irrevocable notice of such election not more than two (2) Business Days prior to but not later than 10:00 a.m. (Los Angeles time) on the day of the requested conversion. Any conversion of COF Loans may only be made on the last day of the applicable Interest Period. No Reference Rate Loan shall be converted into a COF Loan if an Event of Default or Potential Default has occurred and is continuing. All or any part of outstanding Loans may be converted as provided herein, provided that partial conversions shall be in a principal amount of not less than the minimum amount in which the type of Loan to which the Loan will be converted could have been funded. The Lenders shall have no obligation to fund a COF Loan or to accept conversion of a Reference Rate Loan to a COF Loan if, after giving effect to such funding or conversion, the aggregate of the then number of outstanding COF Loans having a different Interest Period shall exceed eight.

                           (2) Any COF Loan may be continued as such upon the expiration of the Interest Period with respect thereto by giving the Agent irrevocable notice of such election not more than two (2) Business Days prior to but not later than 10:00 a.m. (Los Angeles time) on the day of the requested continuation; provided, however, that no COF Loan may be continued as such when any Event of Default or Potential Default has occurred and is continuing, but shall be automatically converted to a Reference Rate Loan on the last day of the then current Interest Period applicable thereto, and the Agent shall notify the Company promptly that such automatic conversion will

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            occur.  If the Company shall fail to give notice as provided above, the Company shall be deemed to have elected to convert the affected COF Loan to a Reference Rate Loan on the last day of the relevant Interest Period.

                           (3) Each request for the funding, continuation or conversion of a Loan shall be evidenced by the timely delivery by the Company to the Agent of a duly executed Loan Request in person, by messenger or by telecopy; provided, however, that the Company shall promptly deliver to the Agent the original of any such notice initially delivered by telecopy.

                      1(e)    ILLEGALITY.  Notwithstanding any other
provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to maintain any COF Loans as contemplated by this Agreement, such COF Loan shall be converted automatically to a Reference Rate Loan at the end of the applicable Interest Period or within such earlier period as required by law. In the event of a conversion of any such Loan prior to the end of the applicable Interest Period the Company hereby agrees promptly to pay the Agent, upon demand, the amounts required pursuant to PARAGRAPH 1(h) below, it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.

                      1(f)    FUNDING.  The Lenders shall be entitled to fund
all or any portion of the Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder shall be conducted as though the Lenders actually funds all COF Loans through the purchase in London of offshore dollar deposits in the amount of the relevant COF Loan in maturities corresponding to the applicable Interest Period.

                      1(g) BREAKAGE PREMIUM. In addition to all other payment obligations hereunder, in the event: (1) any COF Loan is prepaid prior to the last day of the applicable Interest Period, whether following a voluntary prepayment, a mandatory prepayment or otherwise, or (2) the Company shall fail to borrow or to continue or to make a conversion to a COF Loan after the Company has given notice thereof as provided in PARAGRAPH 1(d) above, then the Company shall immediately pay to the Agent an additional premium sum in an amount equal to the losses associated therewith, as internally allocated by each Lender consistent with its policies and practices in effect from time to time as such are applied to its borrowers generally, such allocation to be conclusively deemed to accurately reflect such losses. Upon request of the Company (which may be telephonic) to the Lenders indicating that it is contemplating a voluntary prepayment of a COF Loan, each Lender shall promptly (and in all events within one Business Day) advise the Company of the additional premium sum which would be required in connection with such prepayment.

                      1(h)    REPAYMENT OF PRINCIPAL.  Subject to the
mandatory prepayment requirements of PARAGRAPH 3(g)(2) below, the Company shall pay the principal amount of each Loan on the Maturity Date. Principal amounts prepaid hereunder may be reborrowed subject to

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the then current Credit Limit, it being expressly acknowledged and agreed that the credit facility under this PARAGRAPH 1 is a revolving facility.

                 2. LETTER OF CREDIT FACILITY.

                         2(a) PRE-EXISTING LETTERS OF CREDIT.  On the terms
and subject to the conditions set forth in the Existing Credit Agreement, Sanwa has issued certain letters of credit for the account of the Company which letters of credit are Outstanding at the date of this Agreement and which letters of credit are described more particularly on EXHIBIT A attached hereto (the "Pre-Existing Letters of Credit"). Following the Effective Date such Pre-Existing Letters of Credit shall constitute "Letters of Credit" under, and for all purposes of, the Loan Documents. On the Effective Date Sanwa shall pay to each Lender its respective Percentage Share, with respect to each Pre-Existing Letter of Credit, that portion of the issuance fee paid by the Company at the date of issuance of such Pre-Existing Letter of Credit allocable to the period from the Effective Date to the expiration or end of the effective term thereof.

                         2(b) ISSUANCE OF NEW LETTERS OF CREDIT.  On the
terms and subject to the conditions set forth herein, Sanwa shall from time to time from and after the Effective Date, issue its letters of credit (a "New Letter of Credit" and, collectively, the "New Letters of Credit") for the account of the Company in an amount which when added to the aggregate amount of Loans outstanding hereunder and the aggregate amount of other Outstanding New Letters of Credit, Pre-Existing Letters of Credit and unrepaid L/C Drawings will not exceed the Credit Limit. Each New Letter of Credit shall be requested by the Company at least one Business Day prior to the proposed issuance date by delivery to Sanwa of a duly executed Letter of Credit Application, with a copy to the Agent, accompanied by all other documents, instruments and agreements as Sanwa may require (the "L/C Documents"). No New Letter of Credit shall have a stated expiration date (or provide for the extension of such stated expiration date or the issuance of any replacement therefor) later than the earlier of: (1) the 270th day following the issuance date thereof, and (2) the Maturity Date.

                         2(c) PURCHASE OF PARTICIPATION INTERESTS.  Upon the
issuance of each New Letter of Credit (and effective as of the Effective Date with respect to all Pre-Existing Letters of Credit) the Lenders shall be automatically deemed to have purchased an undivided participation interest therein and in all rights and obligations relating thereto pro rata in accordance with their respective Percentage Shares.

                         2(d) REPAYMENT OF L/C DRAWINGS.  Any drawing under
any Letter of Credit (a "L/C Drawing") shall be payable in full by the
Company: (1) prior to the occurrence of an Event of Default and acceleration of the Obligations, on the date the Agent notifies the Company (which notice may be telephonic) of such L/C Drawing if such notice is given prior to 11:00 a.m. (Los Angeles time), or on the next succeeding Business Day if given after 11:00 a.m. (Los Angeles time), or (2) following the occurrence of an Event of Default and acceleration of the Obligations, without demand upon or notice to the Company, on the date of such L/C Drawing. Any L/C Drawing not paid on the date when due shall accrue interest as provided in PARAGRAPH 3(e) below, from and including such date to but not including the date paid in full. The Lenders hereby absolutely and unconditionally (including, without limitation, following the occurrence of an Event of Default) agree to purchase and sell among themselves the dollar

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amount of any L/C Drawing which is not paid on the date when due by the
Company, so that each unrepaid L/C Drawing shall be held and participated in by the Lenders in accordance with their respective Percentage Shares.

                         2(e) ABSOLUTE OBLIGATION TO REPAY.  The Company's
obligation to repay L/C Drawings shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had, against any Lender or any other Person, including, without limitation, any set-off, counterclaim or defense based upon or arising out of:

                           (1) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (2) Any amendment or waiver of or any consent to departure from the terms of any Letter of Credit;

                           (3)  The existence of any claim, setoff,
            defense or other right which the Company or any other Person may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting);

                           (4) Any allegation that any demand, statement or any other document presented under any Letter of Credit is forged, fraudulent, invalid or insufficient in any respect, or that any statement therein is untrue or inaccurate in any respect whatsoever or that variations in punctuation, capitalization, spelling or format were contained in the drafts or any statements presented in connection with any L/C Drawing;

                           (5) Any payment by a Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

                           (6) Any exchange, release or non-perfection of any Collateral or Subsidiary Collateral, or any release or amendment or waiver of or consent to departure from any Guaranty, for all or any of the Obligations of the Company in respect of any Letter of Credit; or

                           (7)  Any other circumstance of happening
            whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Guarantor.

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Nothing contained herein shall constitute a waiver of any rights of the
Company against Sanwa arising out of the gross negligence or willful misconduct of Sanwa in connection with any Pre-Existing Letters of Credit or any New Letter of Credit issued hereunder.

                         2(f)   UNIFORM CUSTOMS AND PRACTICE.  The Uniform
Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                         2(g) RELATIONSHIP TO LETTER OF CREDIT APPLICATION. In the event of any inconsistency between the terms and provisions of this
Agreement and the terms and provisions of the Letter of Credit Application, the terms and provisions of this Agreement shall supersede and govern.

                         2(h) ADDITIONAL LETTERS OF CREDIT.  From time to
time the Company may desire Sanwa to issue letters of credit for the account of the Company in excess of the aggregate dollar amount of Letters of Credit which may be issued hereunder, said additional letters of credit to be one hundred percent (100%) cash collateralized. The Company will provide Sanwa and each of the other Lenders with written notice requesting such additional letters of credit no later than three Business Days prior to the proposed issuance date. In the event Sanwa, in its sole and absolute discretion, elects to issue such additional letters of credit it may, but only with the consent of the Lenders, do so; provided, however, that in no event will any such additional letters of credit be issued by Sanwa unless there is no credit availability for the issuance of such letters of credit as "New Letters of Credit" hereunder; and, provided further, that in the event Sanwa elects to issue such additional letters of credit it will give each Lender the opportunity to participate therein to the extent of such Lender's Percentage Share hereunder. The issuance of such additional letters of credit shall be subject to documentation in form and substance acceptable to Sanwa.

                 3. MISCELLANEOUS PROVISIONS.

                         3(a) USE OF PROCEEDS.  All Loans made hereunder
shall be utilized by the Company for general corporate and working capital purposes of the Company, which may include repaying prior advances on outstanding Loans.

                         3(b) REQUEST FOR LOANS; MAKING OF LOANS.  If the
Company desires to borrow hereunder, the Company shall deliver a Loan Request to the Agent, which shall be delivered telephonically no later than 10:30 a.m. (Los Angeles time) and confirmed by facsimile transmission, on the day notice of borrowing is required to be given pursuant to PARAGRAPH 1(d) above.
 The Agent shall notify each Lender of such Lender's Percentage Share of the requested Loan or Loans no later than 11:00 a.m. (Los Angeles time) on the date such notice is received by the Agent (said notice by the Agent to the Lenders to be given telephonically and confirmed by facsimile transmission). Each Lender shall make its Percentage Share of the proposed Loan available to the Agent, in same-day funds, on the funding date at the Contact Office, ABA 122003516, for Account No. 2302-25217 for credit to Loan Syndications: Equity Marketing, Inc., or such other account as the Agent shall designate no later than 12:00 noon (Los Angeles time). The failure of any Lender to advance its Percentage Share of a proposed Loan

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shall not relieve any other Lender of its obligation hereunder to advance its
Percentage Share thereof, but no Lender shall be responsible for the failure of any other Lender to make any such advance.

                         3(c) NOTES.  The obligation of the Company to repay
the Loans shall be evidenced by a note payable to the order of each Lender in the form of that attached hereto as EXHIBIT B (a "Note" or, collectively, the "Notes"). The Agent shall deliver a statement of account to the Company and each Lender monthly setting forth the unpaid balance of Loans outstanding hereunder. Such statement shall (absent manifest error) be deemed conclusively correct and accepted by the Company and the Lenders unless any of such Persons notifies the Agent to the contrary within thirty (30) Business Days following delivery of such statement.

                         3(d) NATURE AND PLACE OF PAYMENTS.  All payments
made on account of the Obligations shall be made by the Company, without setoff or counterclaim, in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any Taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and must be received by the Agent by 12:00 noon (Los Angeles time) on the day of payment, it being expressly agreed and understood that if a payment is received after 12:00 noon (Los Angeles time) by the Agent, such payment will be considered to have been made by the Company on the next succeeding Business Day and interest thereon shall be payable by the Company at the rate otherwise applicable thereto during such extension. All payments on account of the Obligations shall be made to the Agent through the Contact Office. If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. The Agent is hereby irrevocably authorized by the Company, without prior notice to the Company, to debit the general operating account of the Company maintained with Sanwa for the full amount of monthly and periodic interest billings, fees and other Obligations payable hereunder; provided, however, that (1) the Agent shall notify (which notification may be telephonic) the Company of such debit within three Business Days, and (2) the failure of the Agent to so debit such account shall not in any manner or to any extent affect the obligation of the Company to pay such Obligations as provided herein and in the other Loan Documents.

                         3(e) DEFAULT RATE OF INTEREST.  Notwithstanding
anything to the contrary contained herein, on any date that there shall have occurred and be continuing an Event of Default, any and all Obligations outstanding shall bear interest at a per annum rate equal to three percent (3%) above the Reference Rate.

                         3(f)   COMPUTATIONS.  All computations of interest
and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

                         3(g) PREPAYMENTS.

                           (1) The Company may prepay Loans hereunder in whole or in part at any time.

                           (2) Loans hereunder are subject to mandatory prepayment:

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                                (i) By application of the proceeds of Collateral
                 as provided in the Security Agreement;

                                (ii) On any date upon which the aggregate
                 amount of Loans outstanding, Outstanding Letters of Credit and unrepaid L/C Drawings exceeds the Credit Limit on such date, by payment by the Company to the Agent of the amount of such excess; and

                                (iii) On any date upon which any Lender's
                 Percentage Share of the aggregate amount of Loans outstanding, Outstanding Letters of Credit and unrepaid L/C Drawings exceeds such Lender's Maximum Commitment on such date, by payment by the Company to the Agent of the amount of such excess.

                           (3) The Company shall pay in connection with any prepayment hereunder, whether voluntary or mandatory, all interest accrued but unpaid on Loans to which such prepayment is applied, and all prepayment premiums, if any, on COF Loans to which such prepayment is applied, concurrently with payment of any principal amounts.

Prior to the occurrence of an Event of Default and acceleration of the Obligations, the Agent shall allocate prepayments first to Reference Rate Loans to the extent possible and then to COF Loans.

                         3(h) ALLOCATION OF PAYMENTS RECEIVED.  Prior to the
occurrence of an Event of Default and acceleration of the Obligations, all amounts received by the Agent on account of the Obligations shall be disbursed by the Agent to the Lenders pro rata in accordance with their respective Percentage Shares by wire transfer of like funds received on the date of receipt if received by the Agent before 12:00 noon (Los Angeles time) or if received later, by 12:00 noon (Los Angeles time) on the next succeeding Business Day, without further interest payable by the Agent; provided, however, that amounts paid by the Company to the Agent pursuant to subparagraphs (ii) through (v) of PARAGRAPH 3(i)(1) below shall be distributed to the Lenders on the last Business Day of each calendar month (and such earlier date during each calendar month as the Agent shall have received amounts thereunder in excess of $5,000.00) and, provided further, that amounts paid by the Company to the Agent pursuant to Paragraph 3(g)(2)(iii) above shall be disbursed by the Agent to the Lender on behalf of which the mandatory prepayment required thereby is made. Following the occurrence of an Event of Default and acceleration of the Obligations, all amounts received by the Agent on account of the Obligations, including, without limitation, as proceeds of the sale or other disposition of Collateral, shall be promptly disbursed by the Agent as follows:

                           (1) First, to the payment of expenses incurred by the Agent and the Lenders in the enforcement of their rights under the Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees (including all allocated costs of internal counsel), court costs and foreclosure expenses, including as provided in PARAGRAPH 7(g) below;

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                           (2)  Then, to the Lenders, pro rata in
            accordance with their respective Percentage Shares, until all outstanding Loans and unrepaid L/C Drawings and interest accrued thereon have been paid in full, said amounts to be allocated by the Lenders first to interest and then, but only after all accrued interest has been paid in full, to principal of Loans and unrepaid L/C Drawings;

                           (3)  Then, and if but only if there remain
            Outstanding any Letters of Credit, to the Agent to hold as cash collateral for the obligation of the Company to reimburse any future L/C Drawings, the Company hereby irrevocably agreeing that amounts held by the Agent as cash collateral may be applied from time to time in reimbursement of L/C Drawings as the same may occur, until there are no further Letters of Credit Outstanding; and

                           (4)  Then, to such Persons as may be legally
            entitled thereto.

                    3(i)   FEES.  The Company shall pay the following fees:

                           (1) To the Agent, for the pro rata benefit of the Lenders in accordance with their respective Percentage Shares:


                                 (i) On the first Business Day of the first
                 month of each calendar quarter (and on the Maturity Date) for the immediately preceding calendar quarter (or portion thereof) a non-usage fee in the amount set forth in a fee billing delivered by the Agent to the Company, which non-usage fee shall be computed at the per annum rate of one-quarter of one percent (0.25%) against: a. the average daily Credit Limit in effect during the immediately preceding calendar quarter (or portion thereof), minus b. the daily average amount of Loans outstanding and Outstanding Letters of Credit during the immediately preceding calendar quarter (or portion thereof);

                                (ii) On or before the date of issuance by
                 Sanwa of a New Letter of Credit which is in the nature of a standby (as opposed to commercial/documentary) letter of credit, a non-refundable issuance fee in an amount equal to the greater of: a. $250.00, and b. one and one-half percent (1.50%) per annum of the face amount of such New Letter of Credit for the effective term of such New Letter of Credit (provided, however, that the first $250.00 of such fee shall be retained by Sanwa and only the balance, if any, allocated among the Lenders pro rata);

                                (iii) On or before the date of issuance by
                 Sanwa of a New Letter of Credit which is in the nature of a commercial/documentary letter of credit, a non-refundable issuance fee in an amount equal to the greater of: a. $90.00, and b. one eighth of one percent (0.125%) of the face amount of such New Letter of Credit (provided, however, that the first $120.00 of such fee shall be retained by Sanwa and only the balance, if any, allocated among the Lenders pro rata);

                               (iv)   On the date of negotiation of each
                 draft under a New Letter of Credit which is in the nature of a commercial/documentary letter of credit, a negotiation fee in an amount equal to the greater of: a. $90.00, and b. one eighth of one percent (0.125%) of the amount of such draft; and

                                (v)  Such renewal, increase and extension
                 fees relating to any Letter of Credit as are customarily charged by Sanwa to its customers from time to time.

                           (2) Directly to Sanwa, from time to time upon demand, such fees and charges, including, without limitation, miscellaneous charges and transfer fees, relating to the Letters of Credit as Sanwa customarily charges with respect to similar letters of credit issued by it.

                                (3)  To the Agent, for its own account,
                 from time to time, such fees as may be required pursuant to the Agent's Fee Letter.


                       3(j)        REQUIREMENTS OF LAW; INCREASED COSTS.  In
the event that following the Effective Date a change in any applicable law, order, regulation, treaty or directive issued by any central bank or other governmental authority, agency or instrumentality or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued by any central bank or other governmental authority, agency or instrumentality:

                           (1)  Does or shall subject any Lender to any
            tax of any kind whatsoever with respect to this Agreement or any Loans made or Letters of Credit Outstanding hereunder, or change the basis of taxation of payments to such Lender of principal, fee, interest or any other amount payable hereunder (except for change in the rate of tax on the overall net income of such Lender);

                           (2)  Does or shall impose, modify or hold
            applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of interest payable on the Obligations; or

                           (3) Does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Loan or issuing or maintaining any Letter of Credit or to reduce any amount receivable in respect thereof or the rate of return on the capital of such Lender or any corporation controlling such Lender, then, in any such case, the Company shall promptly pay to such Lender, upon its written demand made through the Agent, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as determined by such Lender with respect to this Agreement or Loans made hereunder. If a Lender becomes entitled to claim any additional amounts pursuant to this PARAGRAPH 3(j), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender to the Company shall be conclusive in the absence of manifest error. The provisions of this PARAGRAPH 3(j) shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder, provided, however, that all claims of any Lender hereunder must be made upon the Company no later than the 180th day following the date all Obligations have been paid in full, there are no Letters of Credit outstanding, and the Lenders have no further obligation to make Loans or issue Letters of Credit hereunder.

                 4. SECURITY; ADDITIONAL DOCUMENTS.

                 4(a) SECURITY AGREEMENT.   As collateral security for the
"Obligations" of the Company under (and as the term "Obligations" is defined in) the Existing Credit Agreement, the Company has executed and delivered to the Agent the Security Agreement, pursuant to which the Company has pledged, assigned and granted to the Agent for the PARI PASSU benefit of the Lenders a perfected security interest in and Lien upon the Collateral, subject only to Liens permitted under PARAGRAPH 8(a) below. As a condition precedent to the first Credit Event hereunder, the Company shall execute and deliver to the Agent a reaffirmation of the Security Agreement in the form of that attached hereto as EXHIBIT C (the "Reaffirmation of Security Agreement"), accompanied by evidence satisfactory to the Agent of the continuing perfection and first priority of the Lien in favor of the Agent for the benefit of the Lenders.

                         4(b) GUARANTIES; COLLATERAL FOR GUARANTIES.  As
additional credit support for the Obligations of the Company under (and as the term "Obligations" is defined in) the Existing Credit Agreement, the Company was required to cause each of the Domestic Subsidiaries of the Company to execute and deliver to the Agent: (1) a Guaranty and (2) a Subsidiary Security Agreement pursuant to which each Domestic Subsidiary has pledged, assigned and granted the Agent for the PARI PASSU benefit of the Lenders a perfected security interest in and Lien upon such Domestic Subsidiary's Subsidiary Collateral subject only to Liens permitted under PARAGRAPH 8(a) below. Pursuant to the First Amendment to the Existing Credit Agreement, the Agent and the Banks waived the requirement that EPI Group Limited execute and deliver such documents; however, at the date hereof there exist three other Domestic Subsidiaries which have not executed and delivered such documents. The Company has informed the Agent and the Lenders that three of such Domestic Subsidiaries, EMI Property Corporation, a Florida corporation, EMI Merger Corporation, a Florida corporation and EPI Group Limited, a Delaware corporation (the "Dissolving Subsidiaries") are in the process of being dissolved and their existence terminated. Unless evidence satisfactory to the Agent of such dissolution and termination is delivered to the Agent on or before February 15, 1999, then the Company shall immediately cause the Dissolving Subsidiaries to execute and deliver a Guaranty and a Subsidiary Security Agreement and such other documents, instruments and agreements as the Agent shall require in connection therewith and the Company shall pledge and deliver to the Agent for the benefit of the Lenders share certificates evidencing all outstanding capital stock of the Dissolving Subsidiaries accompanied by blank stock transfer powers therefor. The Company shall cause the third such Domestic Subsidiary, Equity Marketing Hong Kong, Ltd., a Delaware corporation ("EMHK"), on or before the Effective Date of this Agreement, to execute and deliver a Guaranty and a Subsidiary Security Agreement and such other documents, instruments and agreements as the Agent shall require in connection therewith and the Company shall pledge and deliver to the Agent for the benefit of the Lenders share certificates evidencing all outstanding capital stock of EMHK accompanied by blank stock transfer powers therefor. The Agent and the Lenders hereby agree that as a condition precedent to the first Credit Event hereunder, the Company shall cause each Domestic Subsidiary which has prior to the date hereof delivered a Guaranty and Subsidiary Security Agreement to execute and deliver to the Agent: (y) a reaffirmation of its Guaranty in the form of that attached hereto as EXHIBIT D (the "Reaffirmation of Guaranty") and (z) a reaffirmation of its Subsidiary Security Agreement in the form of that attached hereto as EXHIBIT E (the "Reaffirmation of Subsidiary Security Agreement") accompanied by evidence satisfactory to the Agent of the continuing perfection and first priority of the Liens in favor of the Agent for the benefit of the Lenders.

                 4(c) FURTHER DOCUMENTS. The Company agrees to execute and deliver and to cause to be executed and delivered to the Agent on behalf of the Lenders from time to time (1) from each Domestic Subsidiary of the Company organized following the Effective Date as permitted under PARAGRAPH 8(t) below, promptly following the organization thereof, a Guaranty, a Subsidiary Security Agreement and such UCC-1 financing statements and other documents, instruments and agreements as the Agent may request, and (2) from the Company and such Persons as the Agent may request, such confirmatory or supplementary security agreements, financing statements and other documents, instruments or agreements as the Agent may reasonably request, which are in the Agent's judgment necessary or desirable to obtain for the Agent on behalf of the Lenders, the benefit of the Loan Documents, the Collateral and the Subsidiary Collateral (the "Additional Collateral Documents").

                 5. CONDITIONS TO MAKING LOANS AND ISSUING NEW LETTERS OF
CREDIT.

                         5(a) FIRST CREDIT EVENT.  As
            conditions precedent to the first Credit Event hereunder:

                           (1) The Company shall have delivered or shall have caused to be delivered to the Agent, in form and substance satisfactory to the Lenders and their counsel and duly executed by the appropriate Persons (with sufficient copies for each of the Lenders), each of the following:

                             (i)    This Agreement;

                             (ii)   The Notes;

                             (iii)  The Reaffirmation of Security Agreement;

                             (iv)   A Reaffirmation of Guaranty from Corinthian;

                             (v) A Reaffirmation of Subsidiary Security Agreement from Corinthian;

                             (vi)   A Guaranty from EMHK;

                             (vii)  A Subsidiary Security Agreement from EMHK;

                             (viii) All financing statements and Additional
                 Collateral Documents as may be requested by the Agent and the Lenders;

                             (ix)   Such credit applications, financial
                 statements, authorizations and such information concerning the Company, each Domestic Subsidiary and their respective business, operations and condition (financial and otherwise) as any Lender may reasonably request;

                              (x)   Certified copies of resolutions of the
                 Boards of Directors of the Company and each of Corinthian and EMHK approving the execution, delivery and performance of the Loan Documents to which such Person is a party;

                              (xi)  A certificate or certificates of the
                 Secretary or an Assistant Secretary of the Company and each of Corinthian and EMHK certifying the names and true signatures of the officers of such Person authorized to sign the Loan Documents to which such Person is a party and, on an ongoing basis, to act under and perform the Loan Documents;

                              (xii) Opinions of counsel for the Company,
                 Corinthian and EMHK, which counsel shall be satisfactory to each of the Lenders and which may, for purposes of this Agreement, be in-house counsel, and shall cover such matters as the Agent or any Lender may reasonably request;

                              (xiii) A copy of the Certificate of
                 Incorporation of the Company and each of Corinthian and EMHK, certified by the Secretary of State or other official of the state or jurisdiction of incorporation of such Person as of a recent date;

                              (xiv)  A copy of the Certificate of
                 Incorporation and Bylaws of the Company and each of Corinthian and EMHK, certified by the Secretary or an Assistant Secretary of such Person as of the date of this Agreement as being accurate and complete;

                              (xv)  A certificate of authority and good
                 standing as of a recent date for the Company and each of Corinthian and EMHK for each state in which such Person is qualified to do business;

                              (xvi) A certificate of an Approved Financial
                 Officer in the form of that attached hereto as EXHIBIT F dated as of the date of the first Credit Event, executed to the best of such Person's knowledge in the responsible conduct of his or her duties;

                              (xvii) Evidence satisfactory to the Agent
                 that upon the occurrence of the first Credit Event, all Indebtedness of the Company outstanding under the Existing Credit Agreement shall become Obligations of the Company under the credit facilities evidenced hereby;

                              (xviii) Confirmation from the Agent (which
                 may be oral) that the Agent's Fee Letter has been executed and delivered by the Company;

                              (xix) A certificate of an Approved Financial
                 Officer showing compliance with the financial tests set forth under PARAGRAPHS 8(i) through 8(n) at and as of September 30, 1998, executed to the best of such Person's knowledge in the responsible conduct of his or her duties; and

                              (xx)  Evidence satisfactory to the Agent of
                 the continuing perfection and first priority of the Liens granted by the Company and Corinthian pursuant to the Security Agreement and the Subsidiary Security Agreement in favor of the Agent for the benefit of the Lenders.

                           (2)  All acts and conditions (including,
            without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

                           (3)  All documentation, including, without
            limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to the Agent, the Lenders and their counsel.

                         5(b) ONGOING CREDIT EVENTS.  As conditions precedent
to each Lender's obligation to advance its Percentage Share of any Loan or to Sanwa's obligation to issue any New Letter of Credit hereunder, including the first such Loan and New Letter of Credit, at and as of the date of the funding or issuance thereof, as applicable;

                           (1)  There shall have been delivered to the
            Agent a Loan Request therefor (or, in the case of a New Letter of Credit, there shall have been delivered to Sanwa a Letter of Credit Application and the related L/C Documents therefor);

                           (2) The representations and warranties of the Company contained in the Loan Documents shall be accurate and complete in all material respects as if made on and as of the date of such funding or issuance;

                           (3) There shall not have occurred an Event of Default or Potential Default; and

                           (4)  Following the occurrence of such Credit
            Event, the aggregate principal amount of Loans outstanding will not exceed the limitations of PARAGRAPH 1(b) above and the aggregate amount of Outstanding Letters of Credit will not exceed the limitations of PARAGRAPH 2(b) above.

By delivering a Loan Request or Letter of Credit Application to the Agent hereunder, the Company shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in SUBPARAGRAPHS (b)(2) through (b)(4) above.

                 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As an inducement to the Agent and each Lender to enter into this Agreement and to make Loans and, in the case of Sanwa, to issue New Letters of Credit, the Company represents and warrants to the Agent and each Lender that:

                         6(a) FINANCIAL CONDITION.  The financial statements,
dated the Statement Date and the Interim Date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP the financial condition of the Company and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of their operations and consolidated cash flows for the fiscal periods then ended, except that the financial statements dated as of the Interim Date do not contain notes and are subject to normal audit adjustments.

                         6(b) NO CHANGE.  Except as set forth on Schedule 3
hereto, since the Statement Date: (1) there has been no Material Adverse Effect, (2) neither the Company nor any Subsidiary has entered into, incurred or assumed any long-term debt or mortgages, and (3) neither the Company nor the Company and the Subsidiaries on a consolidated basis have entered into any material leases other than the leases described on Schedule 4 hereto.

                         6(c) CORPORATE EXISTENCE; COMPLIANCE WITH LAW.  Each
of the Company and each Subsidiary: (1) is duly organized, validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a Material Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and
(3) is in compliance with all Requirements of Law and Contractual Obligations, the failure to comply with which could have a Material Adverse Effect.

                         6(d) CORPORATE POWER; AUTHORIZATION; ENFORCEABLE
OBLIGATIONS. Each of the Company and each Domestic Subsidiary has the corporate power and authority and the legal right to execute, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Loan Documents. The applicable Loan Documents have been duly executed and delivered on behalf of the Company and each Domestic Subsidiary and constitute legal, valid and binding obligations of such Persons enforceable against such Persons in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                         6(e) NO LEGAL BAR.  The execution, delivery and
performance of the Loan Documents, the borrowing hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or any Subsidiary, the violation of which could have a Material Adverse Effect or create or result in the creation of any Lien (except the Liens created by the Security Agreement and the Subsidiary Security Agreements) on any assets of the Company or any Subsidiary.

                         6(f)   NO MATERIAL LITIGATION.  Except as disclosed
on EXHIBIT G hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of such Persons' properties or revenues which pertains to the Existing Credit Agreement, this Agreement or the other Loan Documents or which, if adversely determined, is likely to have a Material Adverse Effect.

                         6(g) TAXES.  The Company and each of its
Subsidiaries have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than taxes which are being contested in good faith by appropriate proceedings and as to which the Company or applicable Subsidiary has established adequate reserves in conformity with GAAP.

                         6(h) INVESTMENT COMPANY ACT.  Neither the Company or
any Person controlling the Company or any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                         6(i)   SUBSIDIARIES.  Attached hereto as EXHIBIT H
is an accurate and complete list of all Subsidiaries of the Company existing at the Effective Date, their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

                         6(j)   FEDERAL RESERVE BOARD REGULATIONS.  Neither
the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan issued hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

                         6(k) ERISA COMPLIANCE.

                           (1) Except as disclosed on EXHIBIT I hereto, each Plan is in compliance in all material respect with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under
            Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification.

                           (2)  There are no pending or, to be best
            knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental

            Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                           (3)  No ERISA Event has occurred or is
            reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan.

                           (4)  No Pension Plan has any Unfunded Pension
            Liability.

                           (5)  Neither the Company nor any ERISA
            Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

                           (6)  Neither the Company nor any ERISA
            Affiliate has incurred nor reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan.

                           (7)  Neither the Company nor any ERISA
            Affiliate has transferred any Unfunded Pension Liability to any person or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                         6(l)   ASSETS.  The Company and each of its
Subsidiaries has good and marketable title to all property and assets reflected in the financial statements referred to in PARAGRAPH 6(a) above, except for any defects in title as would not have Material Adverse Effect, and except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof and except as the marketability of certain licensing and other contractual rights may be affected by prohibitions against the sale, transfer or other disposition thereof and provided that in any event the Company and each of its Subsidiaries has good and marketable title to all of its respective "accounts" (as defined in the California Uniform Commercial Code). Neither the Company nor any of its Subsidiaries has outstanding Liens on any of its properties or assets nor are there any security agreements to which the Company or any of its Subsidiaries is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property except as reflected in the financial statements referred to in PARAGRAPH 6(a) above or as permitted under PARAGRAPH 8(a) below.

                         6(m) SECURITIES ACTS.  The Company has not issued
any unregistered securities in violation of the registration requirements of
Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, other than violations which could not have a Material Adverse Effect. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

                         6(n) CONSENTS, ETC.  No consent, approval,
authorization of, or registration, declaration or filing with any Person, including, without limitation, any

Governmental Authority, is required on the part of the Company or any Subsidiary in connection with the execution and delivery of the Loan Documents (other than filings to perfect the Liens granted by such Persons to the Agent on behalf of the Lenders under the Loan Documents) or the performance of or compliance with the terms, provisions and conditions hereof or thereof.

                         6(o) HAZARDOUS MATERIALS.  Except as otherwise
disclosed in writing to the Agent and the Lenders, neither the Company nor, to the best knowledge of the Company, any other Person has: (1) caused or permitted any Hazardous Materials to be disposed of in, on, under or about the Property or any part thereof, and neither the Property, nor any part thereof, has ever been used (whether by the Company or, to the best knowledge of the Company, by any other Person) for activities involving, directly or indirectly, the disposal of any Hazardous Materials; (2) caused or permitted to be incorporated into or utilized in the construction of any improvements located on the Property any chemical, material, or substance to which exposure is prohibited, limited or regulated by any Hazardous Materials Laws or which, even if not so regulated, is known to pose a hazard (either in its present form or if disturbed or removed) to the health and safety of the occupants of the Property or of property adjacent to the Property; or (3) discovered any occurrence or condition on the Property that could cause the Property or any part thereof to be in violation of any Hazardous Materials Laws.

                         6(p) REGULATED ENTITIES.  The Company is not subject
to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                         6(q) COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES,
ETC. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in EXHIBIT G hereto, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, in either case, could, reasonably be expected to have a Material Adverse Effect.

                         6(r)   COLLATERAL DOCUMENTS.  The provisions of each
of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Company and its Domestic Subsidiaries in the Collateral and Subsidiary Collateral described therein, subject only to Liens permitted under PARAGRAPH 8(a) below.

                         6(s) INSURANCE.  The properties of the Company and
its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the

Company or such Subsidiary operates. All such sources of insurance name the Agent as loss payee and an additional insured for the benefit of the Agent and each Lender, as their interests may appear.

                         6(t)   FULL DISCLOSURE.  None of the representations
or warranties made by the Company or any Domestic Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Domestic Subsidiary in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

It is expressly acknowledged and agreed by the Agent and the Lenders that the representations and warranties set forth herein shall be deemed modified from time to time to the extent of any disclosures made in writing by the Company to the Agent and the Lenders and approved in writing by the Agent (with oral consent of the Lenders given to the Agent) as modifications to such representations and warranties, with the Agent agreeing to use reasonable efforts to obtain the response of the Lenders within thirty (30) days following receipt of such disclosure.

                 7. AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees with the Agent and each Lender that, as long as any Obligations remain unpaid or any Lender has any obligation to make Loans hereunder, or, in the case of Sanwa, to issue New Letters of Credit, the Company shall:

                         7(a) FINANCIAL STATEMENTS.  Furnish or cause to be
furnished to the Agent and each of the Lenders directly:

                           (1) Within the 100th day after the last day of each fiscal year of the Company: (i) consolidated statements of income and statements of cash flows for such year and a balance sheet as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a "Big Six" accounting firm or other firm of independent certified public accountants acceptable to the Agent and the Lenders and (ii) consolidating statements of income for such year and balance sheets as of the end of such year, accompanied by a certificate of an Approved Financial Officer stating that, to the best of such Person's knowledge in the responsible conduct of such Person's duties, such Company prepared financial statements are presented fairly in accordance with GAAP and such detailed supporting documentation and schedules as any Lender may require;

                           (2) Within forty-five (45) days after the last day of each of the Company's first three fiscal quarters, consolidated and consolidating statements of income for such fiscal quarter and balance sheets as of the end of such fiscal quarter of the Company and its Subsidiaries, accompanied by a certificate of an Approved Financial Officer stating that, to the best of such Person's knowledge in the responsible conduct of such Person's duties, such Company-prepared financial statements are presented fairly in accordance with GAAP (except that they do not contain notes and are subject to normal year-end audit adjustments) and such detailed supporting documentation and schedules as any Lender may require;

                           (3)  Concurrently with each delivery of
            financial statements pursuant to subparagraphs (a)(1) and
            (a)(2) above, a certificate of the chief financial officer or treasurer of the Company, in form and detail satisfactory to the Lenders, setting forth calculations certified, to the best of such Person's knowledge in the responsible conduct of such Person's duties, to be true, complete and correct showing compliance with the financial covenants set forth in PARAGRAPHS 8(i) through 8(o) below as of the last day of the fiscal quarter then ending; and

                           (4) Promptly upon receipt thereof, a copy of each management letter delivered to the Company by the Company's independent certified public accountants.

                         7(b) CERTIFICATES; REPORTS; OTHER INFORMATION.  Furnish
or cause to be furnished to the Agent and each of the Lenders directly:

                           (1)  Promptly after sending, filing or
            publishing the same, copies of all proxy statements, financial statements and reports which the Company sends to its public stockholders and copies of all regular and periodic reports and all registration statements which the Company files with the Securities and Exchange Commission and copies of all material press releases issued by Company;

                           (2) No later than forty-five (45) days after the last day of each fiscal quarter, an aged accounts receivable trial balance and an aged accounts payable trial balance in a form reasonably acceptable to the Agent;

                           (3) No later than one hundred (100) days after the last day of each of the Company's fiscal years, a copy of the Company's projections for operations for the next fiscal year, such projections to be in form and detail reasonably satisfactory to the Lenders; and

                           (4) Promptly, such additional Company-prepared financial and other information, including, without limitation, financial statements of the Company and the Subsidiaries, and information regarding the Collateral and the Subsidiary Collateral as any Lender may from time to time reasonably request, including, without limitation, such information as is necessary for any Lender to assign or to participate out any of its interests in the Obligations.

                         7(c) PAYMENT OF INDEBTEDNESS.  And shall cause each
of the Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness (including taxes), except Indebtedness being contested in good faith and for which provision is made to the reasonable satisfaction of the Agent and the Lenders for the payment thereof in the event the Company or any of the Subsidiaries is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company or such Subsidiaries.

                 7(d) MAINTENANCE OF EXISTENCE AND PROPERTIES. And shall cause each of the Subsidiaries to, except in connection with the transactions permitted under PARAGRAPH 8(c) below, maintain its corporate existence and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business; provided, however, that nothing contained herein shall prohibit the dissolution of any of the Dissolving Subsidiaries.

                 7(e) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. And shall cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of the Agent or any Lender (at no cost or expense to the Company or any Subsidiary and upon reasonable notice unless there shall have occurred and be continuing an Event of Default) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Agent or any Lender, and to discuss the business, operations, properties and financial and other condition of the Company and any of its Subsidiaries with officers and employees of such parties, and with their independent certified public accountants.

                         7(f)   NOTICES.  And shall cause each of the
Subsidiaries to, promptly give written notice to the Agent and each Lender directly of:

                           (1) The occurrence of any Potential Default or Event of Default;

                           (2) Any litigation or proceeding affecting the Company or any of its Subsidiaries or the Collateral or the Subsidiary Collateral which could have a Material Adverse Effect;

                           (3) Any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                            (i) An ERISA Event;

                           (ii) If any of the representations and
                 warranties in PARAGRAPH 6(k) cease to be accurate and complete in all material respects;

                          (iii) The adoption of any new Pension Plan or
                 other Plan subject to Section 412 of the Code by the Company or an ERISA Affiliate;

                           (iv) The adoption of any amendment to a Pension
                 Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

                            (v) The commencement of contributions by the
                 Company or an ERISA Affiliate to any Pension Plan, Multiemployer Plan or other Plan subject to Section 412 of the Code; and

                           (4) Any Material Adverse Effect not disclosed pursuant to SUBPARAGRAPHS (2) and (3) above.

                         7(g) EXPENSES.  Pay all reasonable out-of-pocket
expenses (including fees and disbursements of outside counsel and the allocated costs of internal counsel): (1) of the Agent incident to the preparation, negotiation and administration of the Loan Documents and the protection of the rights of the Lenders and the Agent under the Loan Documents, and (2) of the Agent and each of the Lenders incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Company or a "workout" of the Obligation. The obligations of the Company under this PARAGRAPH 7(g) shall be effective and enforceable whether or not any Credit Event occurs hereunder and shall survive payment of all other Obligations and the termination of this Agreement.

                         7(h) LOAN DOCUMENTS.  And shall cause each of the
Subsidiaries to, comply with and observe all terms and conditions of the Loan Documents.

                         7(i)   INSURANCE.  And shall cause each of the
Subsidiaries to, obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, which shall name the Agent as loss payee and an additional insured for the benefit of the Agent and each Lender as their interests may appear, and furnish any of the Lenders on request full information as to all such insurance. Such insurance coverage shall include, without limitation, product liability insurance covering all products in the minimum amount of $1,000,000.00 for any single claim thereunder and a minimum aggregate amount of $25,000,000.00 for all claims thereunder.

                         7(j)   HAZARDOUS MATERIALS.  And shall cause each of
the Subsidiaries to:

                           (1)  Keep and maintain all Property in
            compliance with, and shall not cause or permit any Property to be in violation of, any Hazardous Materials Laws or any federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions on, under or about any Property, including, but not limited to, soil and ground water conditions.

                           (2) Not cause or permit the discharge, release or disposal of any Hazardous Materials in, on, under or about the Property (except relating to use of solvents, paints and other chemical products used in connection with the operation and production of equipment and inventory in the ordinary course of business in accordance with all Requirements of Law, including, without limitation, Hazardous Materials Laws).

                           (3) Promptly advise the Agent and each Lender in writing of: (i) any threatened or actual Hazardous
            Materials Claims, (ii) the Company's or any Subsidiary's receipt of any notice of any violation of Hazardous Materials Laws (and the

            Company shall promptly provide the Lender with a copy of such notice of violation), and (iii) the Company's or any Subsidiary's discovery of any occurrence or condition on the Property or any property adjacent to or in the vicinity of the Property that could cause the Property or any part thereof to be in violation of any Hazardous Materials Laws. If the Agent and/or any Lender shall be joined in any legal proceedings or actions initiated in connection with any Hazardous Materials Claims, such Person shall have its reasonable attorneys' fees and disbursements in connection therewith paid by the Company.


                           (4)  In the event (a "Hazardous
            Materials Event") of a Hazardous Materials Claim, the receipt of a notice of violation as described in the preceding SUBPARAGRAPH (3)(ii), or the discovery of an occurrence or condition as described in the preceding SUBPARAGRAPH (3)(iii), promptly correct the violation or condition.

                         7(k) COMPLIANCE WITH LAWS.  And shall cause each of
its Subsidiaries to, comply, in all material respects with all Requirements of Law and Contractual Obligations the failure to comply with which could have a Material Adverse Effect.

                         7(l)   FURTHER ASSURANCES.  And shall cause each of
its Domestic Subsidiaries to, promptly upon request by the Agent or any Lender, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lender, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

                      7(m) YEAR 2000 COMPLIANCE. And shall cause each of its Subsidiaries to, perform all acts reasonably necessary to ensure that the Company and such Subsidiaries (and any business in which the Company or any of its Subsidiaries holds a substantial interest) become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of the systems of the Company and its Subsidiaries and adopting a detailed plan, with itemized budget, for the remediation and testing of such systems, as well as ascertaining that the material customers, suppliers and vendors of the Company and its Subsidiaries are taking all appropriate steps to become Year 2000 Compliant on a timely basis. For purposes hereof, the phrase "Year 2000 Compliant" shall mean, in regard to any entity, that the software, hardware, firmware, equipment, goods and systems utilized by and material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. The Company shall immediately upon request provide the Agent with such reasonable certifications or other evidence of the compliance of the Company and its Subsidiaries with the terms hereof as the Agent may from time to time require.

                 8. NEGATIVE COVENANTS. The Company hereby agrees that, as long as any Obligations remain unpaid or any Lender has any obligation to make Loans hereunder, or, in the case of Sanwa, to issue New Letters of Credit, the Company shall not, directly or indirectly:

                         8(a) LIENS.  And shall not permit any Subsidiary to,
create, incur, assume or suffer to exist, any Lien upon the Collateral described in Paragraphs 3(a), 3(b), 3(f) and 3(g) of the Security Agreement or the Subsidiary Collateral described in Paragraphs 4(a), 4(b), 4(f) and 4(g) of the Subsidiary Security Agreements except the Liens created by the Security Agreement and the Subsidiary Security Agreements or create, incur, assume or suffer to exist any Lien upon any other Collateral or any of its other property and assets except:

                           (1)  Liens or charges for current taxes,
            assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the Company shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                           (2) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Company's business;

                           (3)  Purchase money security interests for
            property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall extend to any property other than the property acquired and the principal amount of the Indebtedness secured thereby does not exceed one hundred percent (100%) of the cost of such property;

                           (4) Statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in conformity with GAAP;

                           (5)  Attachment and judgment Liens not
            otherwise constituting an Event of Default each of which lien is in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed, payment is covered in full by insurance, or the Company shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award; and

                           (6) Other Liens incidental to the conduct of the business or the ownership of the property of the Company which were not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business and which, in any event, do not secure obligations aggregating in excess of $100,000.00.

                         8(b) INDEBTEDNESS.  And shall not permit any
Domestic Subsidiary to, create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Indebtedness other than:

                           (1)  The Obligations;

                           (2)  Indebtedness reflected in the financial
            statements referred to in PARAGRAPH 6(a) above;

                           (3)  Trade debt incurred in the ordinary
            course of business and outstanding less than sixty (60) days after the same has become due and payable or which is being contested in good faith, provided provision is made to the satisfaction of the Lenders for the eventual payment thereof in the event it is found that such contested trade debt is payable by the Company;

                           (4) Indebtedness incurred in connection with Capital Expenditures permitted under PARAGRAPH 8(o) below in an amount not to exceed $500,000.00 in the aggregate during any fiscal year;

                           (5)  Indebtedness secured by Liens permitted
            under PARAGRAPH 8(a) above;

                           (6)  Indebtedness relating to additional
            letters of credit issued pursuant to PARAGRAPH 2(h) above;

                           (7) Indebtedness constituting the obligation to pay any management fee permitted under PARAGRAPH 8(p) below;

                           (8) Indebtedness incurred in connection with occupancy leases requiring rental and other payments in an amount not to exceed $2,500,000.00 in the aggregate during any fiscal year;

                           (9) Indebtedness incurred in connection with licensing agreements; and

                           (10) Indebtedness incurred in connection with
            operating leases.

                         8(c) CONSOLIDATION AND MERGER.  And shall not permit
any Subsidiary to liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination, except that any Subsidiary may be consolidated with or merged into the Company or any Domestic Subsidiary if immediately after the effectiveness of such merger or consolidation, there shall not have occurred and be continuing any Event of Default or Potential Default.

                         8(d) ACQUISITIONS.  And shall not permit any
Subsidiary to, whether in one transaction or a series of transactions, purchase or acquire or incur liability for the purchase or acquisition of the business or all or substantially all of the assets or business of any Person unless:

                         (1) Such Person is primarily engaged in a line of business within the toys/novelty/gifts/premiums/promotions/collectibles industry;

                         (2) If the consideration for such purchase or acquisition requires the issuance of stock by the Company or any of its Subsidiaries, the value of such stock, when added to the value of all other stock issued in connection with purchases and acquisitions consummated after the Effective Date of this Agreement, does not exceed fifty percent (50%) of the Company's consolidated Tangible Net Worth at the time such stock is issued;

                         (3) The cash consideration for such purchase or
            acquisition, when added to the cash consideration paid in connection with all other purchases and acquisitions consummated after the Effective Date of this Agreement, shall not exceed twenty-five percent (25%) of the Company's consolidated Tangible Net Worth at the time such cash consideration is paid; and

                         (4) No Event of Default or Potential Default shall exist both before and after the consummation of such purchase or acquisition, and the Company shall have delivered to the Agent prior to such consummation a certificate of the chief financial officer or treasurer of the Company, in form and detail satisfactory to the Agent and the Lenders, setting forth calculations certified, to the best of such Person's knowledge in the responsible conduct of such Person's duties, to be true, complete and correct showing compliance with the financial covenants set forth in PARAGRAPHS 8(i) through 8(o) below on a pro-forma basis.

                         8(e) PAYMENT OF DIVIDENDS.  Declare or pay any
dividends upon its shares of stock now or hereafter outstanding or make any distribution of assets to its stockholders as such, whether in cash, property or securities, except dividends payable in shares of capital stock and cash in lieu of fractional shares or in options, warrants or other rights to purchase shares of capital stock.

                         8(f)   PURCHASE OR RETIREMENT OF STOCK.  Acquire,
purchase, redeem or retire any shares of its capital stock now or hereafter outstanding, in one transaction or a series of transactions; provided, however, that if and only if at the date such acquisition, purchase, redemption or retirement is consummated there does not exist an Event of Default or Potential Default, the Company may acquire, purchase, redeem or retire any shares of its capital stock for an aggregate dollar amount not to exceed $1,000,000.00 during any consecutive twelve (12)-month period.

                         8(g) INVESTMENTS; ADVANCES.  And shall not permit
any Subsidiary to, make or commit to make any advance, loan or extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person (collectively, "Investments"), except: (1) Investments in Subsidiaries permitted under PARAGRAPH 8(t) BELOW, (2) Investments consistent with the Existing Investment Policies, (3) loans to employees; provided, however, that the aggregate dollar amount of such loans may not exceed $200,000.00 at any time outstanding, (4) advances to employees for traveling and other business related expenses in the ordinary course of business, and (5) investments received in connection with the bankruptcy or reorganization of customers or in settlement of delinquent obligations or other disputes with such customers or suppliers arising in the ordinary course of business.

                         8(h) SALE OF ASSETS.  And shall not permit any
Subsidiary to sell, lease, assign, transfer or otherwise dispose of any of its assets, whether now owned or hereafter acquired, other than dispositions of personal property consisting of inventory disposed of in the ordinary course of business or personal property in the nature of furniture, furnishings, equipment and supplies which are worn or obsolete or otherwise not needed in the running of the business and, subject to the provisions of PARAGRAPH 8(p) below, sales among the Company and/or Subsidiaries.

                         8(i)   MINIMUM TANGIBLE NET WORTH.  Permit the
Company's consolidated Tangible Net Worth for any calendar quarter to be less than the sum of (i) $9,700,000.00, plus, (ii) on a cumulative basis (with no deduction for losses) for each calendar quarter after September 30, 1998, (y) seventy five percent (75%) of the Company's consolidated Net Profit After Taxes during such calendar quarter plus (z) seventy five percent (75%) of the net proceeds of any additional equity shares or Subordinated Debt issued by the Company or its Subsidiaries.

                         8(j)   RATIO OF TOTAL LIABILITIES TO NET WORTH.

                              (1)  Permit the Company's ratio of
            consolidated Total Liabilities (including Outstanding Letters of Credit) to consolidated Tangible Net Worth to be more than:
            (i) as of September 30, 1998, 6.90:1.00, (ii) as of December 31, 1998, 4.90:1.00, and (iii) as of the last day of each calendar quarter thereafter, 3.00:1.00; or

                              (2)  Permit the Company's ratio of
            consolidated Total Liabilities (excluding Outstanding Letters of Credit) to consolidated Tangible Net Worth to be more than:
            (i) as of September 30, 1998, 6.50:1.00, (ii) as of December 31, 1998, 4.75:1.00, (iii) as of March 31, 1999, June 30,
            1999, September 30, 1999 and December 31, 1999, 2.75:1.00, and
            (iv) as of the last day of each calendar quarter thereafter, 2.00:1.00.

                         8(k)   MINIMUM CURRENT RATIO.  Permit the Company's
ratio of consolidated Current Assets to consolidated Current Liabilities to be less than: (1) as of the last day of each calendar quarter ending on or before December 31, 1999, 1.00:1.00, and (2) as of the last day of each calendar quarter thereafter, 1.20:1.00.

                         8(l) MAXIMUM FUNDED DEBT COVERAGE RATIO. Permit as
of the last day of any calendar quarter the ratio of (i) Funded Debt of the Company and its consolidated Subsidiaries during such quarter to (ii) EBITDA of the Company and its consolidated Subsidiaries during such quarter and the immediately preceding three calendar quarters to exceed (x) as of the last day of the calendar quarter ending December 31, 1998, 2.45:1.00 or (y) as of the last day of any calendar quarter thereafter, 1.50:1.00.

                         8(m) MINIMUM FIXED CHARGE COVERAGE RATIO.  Permit as
of the last day of any calendar quarter the ratio of (i) EBITDA of the Company and its consolidated Subsidiaries during such quarter and the immediately preceding three calendar quarters to (ii) the Annual Commitment Reduction Amount PLUS Interest Expense of the Company and its consolidated Subsidiaries during such four calendar quarters PLUS Taxes paid by the Company and its consolidated Subsidiaries for such four calendar quarters to be less than (y) for any calendar quarter ending on or before December 31, 1998, 1.25:1.00, or (z) for any calendar quarter thereafter, 1.35:1.00.

                         8(n) NET PROFIT AFTER TAXES; QUARTERLY NET INCOME.
Permit: (1) the Company's consolidated Net Profit After Taxes for any fiscal year to be less than $1.00; or (2) the Company's consolidated net income (as shown on the quarterly financial statements delivered pursuant to PARAGRAPH 7(a) above) to be less than $0.00 for each of any two consecutive quarters in any fiscal year.

                         8(o) CAPITAL EXPENDITURES.  And shall not permit any
Subsidiary to, make or commit to make (by way of acquisition of the securities of any Person or otherwise), Capital Expenditures, taken in the aggregate for the Company and its consolidated Subsidiaries, in excess of (y) $7,000,000.00 during fiscal year 1998 or (z) $2,000,000.00 for any fiscal year thereafter.

                         8(p) LIMITATION ON TRANSACTIONS WITH AFFILIATES.
Purchase, acquire or lease any property from, or sell, transfer or lease any property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock, obligations or securities of, or enter into any merger or consolidation agreement, or any management or similar fee, agreement with, any Affiliate, or enter into any other transaction or arrangement or make any payment to (including, without limitation, on account of any management fees, service fees, home office charges, consulting fees, technical services charges or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate other than on terms no less favorable to the Company as would be obtained in an arms-length transaction with a non-Affiliate and provided that accounts receivable of the Company or any Subsidiary generated by sales of inventory to a Subsidiary shall be required to be (and shall in fact be) paid no later than ninety (90) days following the sale date for the related inventory; provided, however, that nothing contained herein shall be deemed to: (1) prohibit the payment of any fees by any Subsidiary to the Company or a Domestic Subsidiary; (2) prohibit the payment by the Company of management fees to Subsidiaries in connection with the purchase of goods by the Company from foreign manufacturers so long as any such fee does not exceed fifteen percent (15%) of the costs charged by the manufacturer in connection with such sale; or (3) permit the Company to enter into any transaction with any Subsidiary in violation of PARAGRAPH 8(t)(2) below.

                         8(q) INVENTORY REPURCHASE.  And shall not permit any
Subsidiary to, repurchase inventory for amounts greater than $2,000,000.00 in the aggregate during any fiscal year or if upon such repurchase there would exist an Event of Default or Potential Default hereunder.

                         8(r) CHANGE IN BUSINESS.  And shall not permit any
Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by it on the Effective Date or, in the case of any Subsidiary formed following the Effective Date, the lines of business to be carried on by it upon formation.

                         8(s) ACCOUNTING CHANGES.  And shall not permit any
Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries.

                         8(t) SUBSIDIARIES.  And shall not permit any
Subsidiary to:

                              (1)  Form, following the Effective Date, any
            Subsidiary without thirty (30) days prior written notice to the Agent and the Lenders:

                              (2)  Invest, following the Effective Date,
            cash in or contribute cash or transfer other assets or make loans to Subsidiaries in an aggregate amount in excess of $2,000,000.00 or, with respect to any single Subsidiary, $1,000,000.00 (it being agreed and understood that for purposes of this Paragraph 8(t)(2) the dollar amount of loans to Subsidiaries shall be amounts at any time actually outstanding); provided, however, that the limitations contained in this SUBPARAGRAPH (2) shall not include management fees paid to Subsidiaries to the extent permitted pursuant to PARAGRAPH 8(p) above or fair market value cash sales of inventory to Subsidiaries; or

                              (3)  Form or permit to exist any Subsidiary
            which is not a wholly-owned Subsidiary; PROVIDED, HOWEVER, that, as a condition precedent to the formation of any such Subsidiary, if such Subsidiary is a Domestic Subsidiary, it will execute and deliver to the Agent the documents required pursuant to PARAGRAPH 4(c)(1) above.

                         8(u) SALES OF INVENTORY.  Permit more than thirty
five percent (35%) of sales of inventory of the Company and its consolidated Subsidiaries (excluding sales by the Company to Subsidiaries or by Subsidiaries to the Company or to other Subsidiaries) during any consecutive twelve (12)-month period to represent sales of inventory by any Person other than the Company.

                 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (an "Event of Default"):

                         9(a) The Company shall fail to (1) pay any
required payment of principal under this Agreement or any Note, when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, (2) pay any required payment of interest under this Agreement or any Note or any fees payable pursuant to PARAGRAPH 3(i) for a period of five
(5) days or more after the date such payment is due, or (3) pay any other Obligation under this Agreement within fifteen (15) days of the date such payment is due; or

                         9(b) Any representation or warranty made by the
Company in any Loan Document or in connection with any Loan Document shall be inaccurate or incomplete in any material respect on or as of the date made; or

                         9(c) The Company shall default in the observance or
performance of any covenant or agreement contained in PARAGRAPH 7(d) above, in PARAGRAPH 8 above or in the Collateral Documents; or

                         9(d) The Company shall fail to observe or perform
any other term or provision contained in the Loan Documents and such failure shall continue for thirty (30) days after the Company knows or, in the orderly course of its business, should have known of such failure; or

                         9(e) The Company shall default in any payment of
principal of or interest on any Indebtedness (other than the Obligations) in an aggregate in excess of $200,000.00, the effect of which is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity; or

                         9(f)   (1) The Company or any of its Subsidiaries,
shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Company or any of its Subsidiaries, any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against the Company or any of its Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Company or any of its Subsidiaries, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clause (1), (2) or (3) above; or (5) the Company or any of its Subsidiaries, shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

                         9(g)   (1) An ERISA Event shall occur with respect to
a Pension Plan or Multiemployer Plan which has resulted or could reasonably expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of five percent (5%) of consolidated Tangible Net Worth; (2) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Company or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of five percent (5%) of consolidated Tangible Net Worth; (3) any of the representations and warranties contained in PARAGRAPH 6(k) shall cease to be accurate and complete in any material respect; or (4) the Company or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

                         9(h) One or more judgments or decrees in an
aggregate amount in excess of $200,000.00 (excluding judgments and decrees covered by insurance, without giving effect to self-insurance or deductibles) shall be entered and be outstanding at any date against the Company or any of its Subsidiaries and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within thirty
(30) days from the entry thereof or in any event later than five days prior to the date of any proposed sale thereunder; or

                         9(i) Any Subsidiary shall attempt to rescind or
revoke its Guaranty, with respect to future transactions or otherwise, or shall fail to observe or perform any term or provision of its Guaranty or its Subsidiary Security Agreement; or

                         9(j) Any provision of any Collateral Document
shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                         9(k) Any Collateral Document shall for any reason
(other than pursuant to the terms thereof) cease to create a valid perfected security interest in the Collateral purported to be covered thereby with the priority required by the Loan Documents;

                 THEN, automatically upon the occurrence of an Event of Default under PARAGRAPH 9(f) above, at the option of any Lender upon the occurrence of an Event of Default under PARAGRAPH 9(a) above and, in all other cases, at the option of the Majority Lenders, each Lender's obligation to make Loans and Sanwa's obligation to issue New Letters of Credit hereunder shall terminate and the principal balance of outstanding Loans and interest accrued but unpaid thereon and the aggregate contingent obligation of the Company to reimburse the Lenders for future L/C Drawings with respect to Outstanding Letters of Credit and all other Obligations shall become immediately due and payable, without demand upon or presentment to the Company, which are expressly waived by the Company and the Agent and the Lenders may immediately exercise all rights, powers and remedies available to them at law, in equity or otherwise, including, without limitation, under the Loan Documents, all of which rights, powers and remedies are cumulative and not exclusive.

                 10.  THE AGENT.

                         10(a)  APPOINTMENT.  Each Lender hereby irrevocably
designates and appoints the Agent as the agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

                         10(b)  DELEGATION OF DUTIES.  The Agent may execute
any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                         10(c)  EXCULPATORY PROVISIONS.  Neither the Agent
nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of the Company to perform its obligations hereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of the Company.

                         10(d)  RELIANCE BY AGENT.  The Agent shall be
entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any note as the owner thereof for all purposes. As to the Lenders: (1) the Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of one hundred percent (100%) of the Lenders or it shall first be indemnified to its satisfaction by the Lenders ratably in accordance with their respective Percentage Shares against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from the Agent's gross negligence or willful misconduct), and (2) the Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of one hundred percent (100%) of the Lenders, as appropriate, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                         10(e)  NOTICE OF DEFAULT.  The Agent shall not be
deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company referring to the Loan Documents, describing such Potential Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by all of the Lenders (or any Lender with respect to an Event of Default under PARAGRAPH 9(a) above); provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

                         10(f)  NON-RELIANCE ON AGENT AND OTHER LENDERS.
Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                         10(g)  INDEMNIFICATION.  The Lenders agree to
indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Percentage Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations.

                         10(h)  AGENT IN ITS INDIVIDUAL CAPACITY.  The Agent
and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the

Company as though the Agent were not the Agent hereunder. With respect to such loans made or renewed by them and any Note issued to them, the Agent shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                         10(i)  SUCCESSOR AGENT.  The Agent may resign as
Agent under the Loan Documents upon thirty (30) days' notice to the Lenders and agrees that it will so resign in the event it ceases to hold any Percentage Share of the Obligations. If the Agent shall resign, then the Lenders (other than the Lender resigning as Agent) shall appoint a successor agent or, if the Lenders are unable to agree on the appointment of a successor agent, the Agent shall appoint a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any of the Loan Documents or successors thereto. After any retiring Agent's resignation hereunder as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                         10(j)  COLLATERAL MATTERS.

                                (1) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral, any Subsidiary Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon Collateral granted pursuant to the Collateral Documents.

                                (2)  The Lenders irrevocably authorize the
            Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral or any Subsidiary Collateral (i) upon termination of the Credit Limit and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Documents; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary of the Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary of the Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by all the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral and Subsidiary Collateral pursuant to this subsection.

                                (3)  Each Lender agrees with and in favor of
            each other (which agreement shall not be for the benefit of the Company or any of its Subsidiaries) that the Company's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender.

                 11.  MISCELLANEOUS PROVISIONS.

                         11(a)  NO ASSIGNMENT.  The Company may not assign
its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of one hundred percent (100%) of the Agent and the Lenders. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of each Lender, its successors and assigns, and shall be binding upon the Company, its successors and assigns. Any purported assignment in violation hereof shall be automatically null and void.

                         11(b)  AMENDMENT.  Neither this Agreement nor any
other Loan Document nor any Outstanding Letter of Credit may be amended, renewed or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Agent, the Majority Lenders and the Company; provided, however, no such amendment or waiver shall, without the prior written consent of one hundred percent (100%) of the Lenders: (1) reduce the principal of, or rate of interest on, the Loans or fees payable hereunder,
(2) except as expressly contemplated by Paragraph 11(h) below, modify the Percentage Share of any Lender, (3) modify the Maximum Commitment of any Lender, (4) modify the definition of "Majority Lenders", (5) extend or waive any scheduled payment date for any principal, interest or fees, or the Maturity Date, (6) release any Guarantor from its obligations under its Guaranty or Subsidiary Security Agreement, (7) amend this PARAGRAPH 11(b), or
(8) amend any provision of the Loan Documents which by its terms requires the consent or approval of one hundred percent (100%) of the Lenders. It is expressly agreed and understood that the failure by the required Lenders to elect to accelerate amounts outstanding hereunder and/or to terminate the obligation of the Lenders to make Loans hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement. No amendment of any provision of the Loan Documents relating to the Agent shall be effective without the written consent of the Agent.

                         11(c)  CUMULATIVE RIGHTS; NO WAIVER.  The rights,
powers and remedies of the Lenders hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements between the Company and the Lenders relating hereto, at law, in equity or otherwise. Any delay or failure by the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by the Lenders, and no single or partial exercise by the Lenders of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

                         11(d)  ENTIRE AGREEMENT.  This Agreement, the other
Loan Documents and the documents and agreements referred to herein and therein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

                         11(e)  SURVIVAL.  All representations, warranties,
covenants and agreements contained in this Agreement and the other Loan Documents on the part of the Company shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

                         11(f)  NOTICES.  All notices given by any party to
the others under this Agreement and the other Loan Documents shall be in writing unless otherwise provided for herein, delivered personally, by facsimile transmission or by depositing the same in the United States mail, registered or certified, with postage prepaid, addressed to the party at the address set forth on SCHEDULE 2 attached hereto. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third Business Day following the date mailed.

                         11(g)  GOVERNING LAW.  This Agreement and the other
Loan Documents shall be governed by and construed in accordance with the laws of the State of California.

                      11(h)   ASSIGNMENT; ADDITION OF NEW LENDER.

                              (1)  Any Lender may, in the ordinary course of its
business and in accordance with applicable law, at any time assign to any of its Affiliates or to one or more banks or other financial institutions (each, an "Applicant Institution") all or any part of its rights and obligations under the Loan Documents. The prior written consent of the Company and the Agent shall be required in connection with any assignment if the Applicant Institution is not a Lender or an Affiliate thereof; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed. Each Applicant Institution's proposed Maximum
Commitment must be not less than $5,000,000.00. The addition of any Applicant Institution shall be subject to:

                                 (i) If such Applicant Institution will be
                 acquiring less than all of an existing Lender's Maximum Commitment by way of an assignment from such existing Lender, such existing Lender holding a Maximum Commitment of not less than $5,000,000.00 following the consummation of the contemplated assignment; and

                                (ii) Delivery of each of the items and the
                 occurrence of each of the applicable events described in subparagraph (2) below.

                              (2) Assuming delivery of any consents required pursuant to subparagraph (1) above, the Agent and the Company shall mutually agree on the Adjustment Date on which such Applicant Institution shall become a party hereto and a Lender hereunder. On such Adjustment Date:

                                (i) The Administrative Agent shall
                 deliver to the Company and each of the Lenders a Commitment Schedule to be effective from such Adjustment Date.

                                (ii) In the event such Applicant
                 Institution is not an existing Lender, such Applicant Institution shall pay to the Agent, no later than 12:00 noon (Los Angeles time), an amount equal to such Applicant Institution's Percentage Share of Loans outstanding. The Agent shall thereupon remit to the Lenders their respective shares of such funds, as applicable. In the event of an assignment between existing Lenders, such existing Lenders shall purchase and sell between themselves on such Adjustment Date the appropriate portions of Loans outstanding so that such Lenders shall hold the Obligations in accordance with their respective Percentage Shares. Following such Adjustment Date, fees and interest accrued on Loans to but not including such Adjustment Date shall be payable to the Lenders in accordance with their respective Percentage Shares prior to such Adjustment Date before giving effect to the readjustment thereof pursuant to the Commitment Schedule provided by the Company on such Adjustment Date.

                               (iii) In the event the Applicant
                 Institution is not an existing Lender, the Administrative Agent, the Company and such Applicant Institution shall execute and deliver an agreement in the form of that attached hereto as EXHIBIT J (an "Additional Lender Agreement"), which agreement shall constitute an amendment to this Agreement to the extent necessary to reflect the inclusion of such Applicant Institution as a Lender hereunder. In addition, if in connection with the inclusion of such Applicant Institution as a Lender hereunder, the Credit Limit will be increased, the parties hereto will execute any additional amendments to the Loan Documents as the Agent reasonably requests to reflect such increase.

                                (iv) The Company shall execute and deliver
                 new Notes, as applicable, to such Applicant Institution if it is not an existing Lender.

                                 (v) Subject to the requirements described
                 above, such Applicant Institution (to the extent it is not an existing Lender hereunder) shall become a party hereto and a Lender hereunder and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and under the other Loan Documents and shall be subject to all obligations of a Lender hereunder and under the other Loan Documents.

                                (vi) The Applicant Institution shall pay
                 to the Agent for its own account a registration fee of $3,500.00 (said fee covering the admission of the Applicant Institution into this Agreement).

                              (3) Any Lender may at any time sell to one or more Persons (each of such Persons being herein called a "Participant") participating interests in any of the Obligations held by such Lender and its commitments hereunder; provided, however, that:

                                 (i) No participation contemplated by this
                 Paragraph 11(h) shall relieve such Lender from its obligations hereunder or under any other Loan Document;

                                (ii) Such Lender shall remain solely
                 responsible for the performance of such obligations and such Lender shall grant no voting rights to any Participant other than as to matters which require the approval of one hundred percent (100%) of the Lenders pursuant to Paragraph 11(b) above; and

                               (iii) The Company, the Agent and the
                 other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents; provided, however, that the Company acknowledges and agrees that each Participant shall be considered a Lender for purposes of Paragraphs 1(d), 1(e) and 1(g) above.

                         11(i)  COUNTERPARTS.  This Agreement and the other
Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

                         11(j)  SHARING OF PAYMENTS.  If any Lender shall
receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Lender's Percentage Share thereof, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Lender is hereby authorized by the Company to exercise any and all rights of setoff, counterclaim or bankers' lien against the full amount of the Obligations, whether or not held by such Lender. Each Lender hereby agrees to exercise any such rights first against the Obligations and only then to any other Indebtedness of the Company to such Lender.

                         11(k)  CONSENT TO JURISDICTION.  ANY LEGAL ACTION OR
PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

                         11(l)  WAIVER OF JURY TRIAL.  THE COMPANY, THE
LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR

RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                         11(m)  INDEMNITY.

                                (1)  Whether or not the transactions
            contemplated hereby are consummated, the Company shall indemnify and hold the Agent and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorney's fees and expenses, including the allocated cost of internal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this PARAGRAPH 11(m)(1) shall survive payment of all other Obligations.

                                (2) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company.
            The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be an Authorized Person and the Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

                         11(n)  MARSHALLING; PAYMENTS SET ASIDE.  Neither the
Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Lenders, or the Agent or the Lenders enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any insolvency proceeding, or otherwise, then (1) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (2) each Lender severally agrees to pay to the Agent upon demand its ratable share of the total amount so recovered from or repaid by the Agent.

                         11(o)  SET-OFF.  In addition to any rights and
remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                         11(p)  SEVERABILITY.  The illegality or
unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

                         11(q)  NO THIRD PARTIES BENEFITED.  This Agreement
and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Company, the Lenders and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

                         11(r)  TIME.  Time is of the essence as to each term
or provision of this Agreement and each of the other Loan Documents.

                         11(s)  REPORTS AND NOTICES.  Any agreement of the
Agent in PARAGRAPHS 2 and 3 to give notice or reports to the Company regarding amounts due under the Agreement or the Notes, whether principal, interest or fees, is solely for the convenience and at the request of the Company; provided, however, that the failure to give any such notice or report shall not affect the validity of the Company's obligation to pay any such amount to the Agent or the Lenders.

                         11(t)  CONFIDENTIALITY.  The Agent and the Lenders
acknowledge and agree that the information to be provided to them or to which they will have access relating to the Company and its Subsidiaries is confidential (the "Confidential Information"); provided, however, that in no event shall Confidential Information include information which is or becomes generally available to the public other than as a result of disclosure by the Agent or the Lenders or any of their respective representatives or agents or is or becomes available to them on a nonconfidential basis from a source other than the Company or its representatives or agents. The Agent and the Lenders will, and will cause their respective officers, directors, employees and agents to, keep the Confidential Information confidential and not disclose such Confidential Information to third parties or use such Confidential Information for any reason or purpose except: (1) in connection with the transactions contemplated by the Loan Documents, (2) as specifically authorized by the Company, (3) as reasonably necessary for the Lenders to sell and assign or participate out their respective interest in the Obligations and to legal counsel, accountants and other professional advisors (provided that they inform any Person to whom Confidential Information is provided for such purpose of the confidential nature thereof and direct them to treat such information as confidential), (4) as required to law, regulation or judicial process.

                 12. DEFINITIONS. For purposes of this Agreement and the other Loan Documents, the terms set forth below shall have the following meanings:

                 "ADDITIONAL COLLATERAL DOCUMENTS" shall have the meaning given such term in PARAGRAPH 4(c) above.

                 "ADDITIONAL LENDER AGREEMENT" shall have the meaning given such term in PARAGRAPH 11(h)(2)(iii) above.

                 "ADJUSTMENT DATE" shall mean, with respect to the assignment of Obligations by any Lender, or the addition of an Applicant Institution as a Lender hereunder pursuant to Paragraph 11(h) above, the effective date thereof.

                 "AFFILIATE" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of such corporation.

                 "AGENT" shall have the meaning given such term in the introductory paragraph hereof and shall include any successor to Sanwa as the initial "Agent" hereunder.

                 "AGENT'S FEE LETTER" shall mean a written agreement between the Agent and the Company establishing the fees to be paid by the Company to the Agent under the Loan Documents and the timing of payment thereof.

                 "AGREEMENT" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

                 "ANNUAL COMMITMENT REDUCTION AMOUNT" shall mean an amount equal to $4,000,000.00.

                 "APPLICABLE COF RATE" shall mean with respect to any Interest Period, the COF Rate for such Interest Period plus the Applicable COF Spread.

                 "APPLICABLE COF SPREAD" shall mean on any day that percentage determined based upon the ratio of Funded Debt to EBITDA (as determined in accordance with Paragraph 8(l) above) as reported in the most recent financial statements required to be delivered by the Company prior to the date of determination (with any resulting change in the Applicable COF Spread being effective as of the date such financial statements are required to be delivered pursuant to the terms of this Agreement) in accordance with the following:


          FUNDED DEBT: EBITDA                APPLICABLE COF SPREAD
          -------------------                ---------------------
          Less than or equal to                    1.75%
          .75:1.00

          Greater than .75:1.00                    2.00%
          but less than 1.25:1.00

          Greater than 1.25:1.00                   2.25%

                 "APPLICABLE REFERENCE RATE" shall mean for any interest calculation period for any Reference Rate Loan, the daily average Reference Rate in effect during such calculation period plus the Applicable Reference Rate Spread.

                 "APPLICABLE REFERENCE RATE SPREAD" shall mean on any day that percentage determined based upon the ratio of Funded Debt to EBITDA (as determined in accordance with Paragraph 8(l) above) as reported in the most recent financial statements required to be delivered by the Company prior to the date of determination (with any resulting change in the Applicable Reference Rate Spread being effective as of the date such financial statements are required to be delivered pursuant to the terms of this Agreement) in accordance with the following:


          FUNDED DEBT: EBITDA                APPLICABLE COF SPREAD
          -------------------                ---------------------
          Less than or equal to                    0.00%
          .75:1.00

          Greater than .75:1.00                    0.00%
          but less than 1.25:1.00

                                       42

          Greater than 1.25:1.00                   .25%

          "APPLICANT INSTITUTION" shall have the meaning given such term in PARAGRAPH 11(h)(1) above.

                 "APPROVED FINANCIAL OFFICER" shall mean either the chief financial officer of the Company or its Controller.

                 "AUTHORIZED PERSON" shall mean those Persons who are authorized by the Company to deliver notices and make requests hereunder, such Persons initially being those individuals listed on SCHEDULE 2 attached hereto, as such Schedule may be modified from time to time by the Company upon not less than three Business Days prior written notice to the Agent.

                 "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in Los Angeles or San Francisco, California are authorized or obligated to close their regular banking business.

                 "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures by the Company and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of the Company and its Subsidiaries, LESS net proceeds from sales of fixed or capital assets received by the Company or any of its Subsidiaries during such period. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Company or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

                 "COF LOAN" shall mean a Loan hereunder during such time as it is made and/or being maintained at a rate of interest based on the COF Rate.

                 "COF RATE" shall mean, with respect to any Interest Period for a COF Loan, a percentage equivalent to the rate per annum quoted in London by banks in the interbank eurocurrency market for deposits in immediately available U.S. dollars in an amount equal to the amount of such COF Loan for a period of time equal to such Interest Period on the first day of such Interest Period which Sanwa determines in its sole and absolute discretion to be equal to Sanwa's cost of acquiring funds (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the borrowing or purchase by Sanwa of such funds) in an amount approximately equal the amount of the relevant COF Loan for a period of time approximately equal to the relevant Interest Period.

                 "COLLATERAL" shall have the meaning given such term in the Security Agreement.

                 "COLLATERAL DOCUMENTS" shall mean, collectively, (a) the Security Agreement, the Reaffirmation of Security Agreement, the Subsidiary Security Agreements, the Reaffirmations of Subsidiary Security Agreement, the Additional Collateral Documents, the Guaranties, the Reaffirmations of Guaranty and all other security agreements, assignments, guaranties and other similar agreements between the Company or its Subsidiaries and the Lenders or the Agent for the benefit of the Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company or any Subsidiaries as debtor in favor of the Lenders or the Agent for the benefit of the Lenders as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                 "COLLATERAL PAYMENT" shall have the meaning given such term in PARAGRAPH 7(a) of the Security Agreement.

                 "COMMITMENT SCHEDULE" shall mean a schedule setting forth the Credit Limit, the Maximum Commitment and Percentage Shares of the Lenders, as such schedule may be amended from time to time with the written consent of the Company, the Agent and one hundred percent (100%) of the Lenders, and with the initial Commitment Schedule attached hereto as SCHEDULE 5.

                 "CONTRACT OFFICE" shall mean the office of Sanwa located at 601 South Figueroa Street, W8-12, Los Angeles, California 90017 or such other office as Sanwa may notify the Company and the Lenders from time to time in writing.

                 "CONTRACTUAL OBLIGATION" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                 "CORINTHIAN" shall mean Corinthian Marketing, Inc., a Delaware corporation and a Domestic Subsidiary of the Company.

                 "CREDIT EVENT" shall mean the making of a Loan or the issuance of a New Letter of Credit.

                 "CREDIT LIMIT" shall mean, as of the Effective Date to and including January 30, 1999, $40,000,000.00, with said Credit Limit to be reduced according to the following schedule:


               DATE                          REDUCTION AMOUNT
               ----                          ----------------
           January 31, 1999                    $5,000,000

           March 31, 1999                      $5,000,000;

     provided that the then current Credit Limit may at any date be decreased by written agreement of the Company, the Agent and one hundred percent (100%) of the Lenders.

                 "CURRENT ASSETS" shall mean for any Person, as of any date of determination, all amounts which would, in accordance with GAAP, be included under current assets on a balance sheet of such Person; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of such Person unless such Indebtedness arose in connection with the sale of goods or other property in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) the equity value of any shares of stock issued by an Affiliate of such Person, (c) the cash surrender value of any life insurance policy, or (d) any intangibles.

                 "CURRENT LIABILITIES" shall mean for any Person, as of any date of determination, all amounts which would, in accordance with GAAP, be included under current liabilities on a balance sheet of such Person.

                 "DISSOLVING SUBSIDIARIES" shall have the meaning given such term in PARAGRAPH 4(b) above.

                  "DOMESTIC SUBSIDIARY" shall mean a Subsidiary formed under the laws of the United States of America.

                 "EBITDA" shall mean for any period the sum of (a) net income (or net loss) plus (b) all amounts treated as expenses for interest, amortization, depreciation, taxes (to the extent included in the determination of net income (or net loss), and other non-cash charges for such period, plus (c) all amounts treated as expenses related to the Company becoming Year 2000 Compliant during the calendar quarters ending September 30, 1998 and December 31, 1998, which expenses shall not exceed (i) during the calendar quarter ended September 30, 1998, $1,800,000.00 and (ii) during the calendar quarter ending December 31, 1998, $1,600,000.00.

                 "EFFECTIVE DATE" shall mean the date as of which all conditions set forth in PARAGRAPH 5(a) above shall have been satisfied and the first Credit Event shall have occurred.

                 "EMHK" shall have the meaning given such term in PARAGRAPH 4(b) above.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

                 "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) for purposes of provisions relating to Section 412 of the Code).

                 "ERISA EVENT" shall mean (a) a Reportable Event with respect to a Pension Plan or a Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a multiemployer is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) a failure by the Company or any member of the Controlled Group to make required contributions to a Pension Plan, Multiemployer Plan or other Plan subject to Section 412 of the Code; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan.

                 "EVENT OF DEFAULT" shall have the meaning given such term in PARAGRAPH 9 above.

                 "EXISTING CREDIT AGREEMENT" shall have the meaning given such term in RECITAL A above.

                 "EXISTING INVESTMENT POLICIES" shall mean those investment policies described on EXHIBIT K attached hereto.

                 "FUNDED DEBT" shall mean for any Person for any period all Indebtedness for borrowed money outstanding during such period, but excluding Subordinated Debt.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                 "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "GUARANTY" shall mean any guaranty executed and reaffirmed by any Domestic Subsidiary in accordance with PARAGRAPH 4(b) above and shall include all Guaranties executed subsequent to the Effective Date pursuant to PARAGRAPH 4(c)(1) above.

                 "GUARANTY OBLIGATIONS" shall have the meaning, as to any Subsidiary, given such term in PARAGRAPH 3 of such Subsidiary's Subsidiary Security Agreement.

                 "HAZARDOUS MATERIALS" shall mean any flammable materials (excluding wood products normally used in construction), explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definitions of "hazardous substances," "Hazardous wastes," "hazardous materials," or toxic substances" under any applicable federal, state, or local laws or regulations.

                 "HAZARDOUS MATERIALS CLAIMS" shall mean any enforcement, cleanup, removal or other governmental or regulatory action or order with respect to the Property, pursuant to any Hazardous Materials Laws, and/or any claim asserted in writing by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

                 "HAZARDOUS MATERIALS EVENT" shall have the meaning given such term in PARAGRAPH 7(j)(4) above.

                 "HAZARDOUS MATERIALS LAWS" shall mean any applicable federal, state or local laws, ordinances or regulations relating to Hazardous Materials.

                 "INDEBTEDNESS" of any Person shall mean: (a) all items of indebtedness which, in accordance with GAAP and practices, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and capitalized lease obligations, and (b) all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

                 "INTEREST EXPENSE" shall mean for any period all interest and similar charges actually paid on account of Indebtedness of the Company and its Subsidiaries during such period.

                 "INTEREST PERIOD" shall mean with respect to any Loan which is a COF Loan, the period commencing on the date such Loan is advanced and ending 30, 60, 90 or 180 days thereafter, as designated in the related Loan Request; provided, however, that (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, and (b) no Interest Period shall end after the Maturity Date.

                 "INTERIM DATE" shall mean September 30, 1998.

                 "IRS" means the Internal Revenue Service or any entity succeeding to any of its principal functions under the Code.

                 "L/C DOCUMENTS" shall have the meaning given such term in PARAGRAPH 2(b) above.

                 "L/C DRAWING" shall have the meaning given such term in PARAGRAPH 2(d) above.

                 "LETTER OF CREDIT" shall mean a New Letter of Credit or a Pre-Existing Letter of Credit but shall not include any additional letter of credit issued pursuant to PARAGRAPH 2(h) above.

                 "LETTER OF CREDIT APPLICATION" shall mean an application for the issuance of a New Letter of Credit in form satisfactory to Sanwa.

                 "LIEN" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), and any lease in the nature thereof.

                 "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letter of Credit Applications and other L/C Documents, the Guaranties, the Collateral Documents, the Additional Collateral Documents and each other document, instrument or agreement executed by the Company or any Subsidiary in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time.

                 "LOAN REQUEST" shall mean a request for a Loan in form satisfactory to the Agent.

                 "LOANS" shall have the meaning given in PARAGRAPH 1(a) above.

                 "MAJORITY LENDERS" shall mean Lenders holding Percentage Shares of at least sixty-six and two-thirds percent (66.66%); provided, however, that in the event there are only two Lenders hereunder, the term "Majority Lenders" shall mean both such Lenders.

                 "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

                 "MATURITY DATE" shall mean the earlier of: (a) June 30, 2001, and (b) the date the Lenders terminate their obligation to make further Loans hereunder pursuant to PARAGRAPH 9 above.

                 "MAXIMUM COMMITMENT" shall mean for any Lender at any date that dollar amount set forth as such on the then current Commitment Schedule.

                 "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                 "NET PROFIT AFTER TAXES" shall mean for any Person, for any period, determined in accordance with GAAP, the pre-tax net income (or net loss) of such Person for such period LESS all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income (or net loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains, as determined under GAAP.

                 "NEW LETTER OF CREDIT" shall have the meaning given such term in PARAGRAPH 2(b) above.

                 "NOTES" shall have the meaning given such term in PARAGRAPH 3(c) above.

                 "OBLIGATIONS" shall mean any and all debts, obligations and liabilities of the Company to the Agent and the Lenders (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

                 "OUTSTANDING" shall mean with respect to Letters of Credit, any Letter of Credit which has not been canceled, expired unutilized or fully drawn upon and reference to the "amount" of any Outstanding Letter of Credit shall be deemed to mean the amount available for drawing thereunder.

                 "PARTICIPANT" shall have the meaning given such term in PARAGRAPH 11(h)(3) above.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

                 "PENSION PLAN" shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years, but excluding any Multiemployer Plan.

                 "PERCENTAGE SHARE" shall mean for any Lender at any date that percentage which such Lender's Maximum Commitment at such date bears to the Credit Limit at such date.

                 "PERSON" shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

                 "PLAN" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any ERISA Affiliate sponsors or maintains or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan or Multiemployer Plan.

                 "PLEDGED SHARES" shall have the meaning, as applicable, given such term in PARAGRAPH 3(f) of the Security Agreement and PARAGRAPH 4(f) of the Subsidiary Security Agreements.

                 "POTENTIAL DEFAULT" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

                 "PRE-EXISTING LETTERS OF CREDIT" shall have the meaning given such term in PARAGRAPH 2(a) above.

                 "PROCEEDS" shall mean whatever is receivable or received when Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

                 "PROPERTY" shall mean, collectively and severally, any and all real property, including all improvements and fixtures thereon, owned or occupied by the Company.

                 "REAFFIRMATION OF GUARANTY" shall have the meaning given such term in PARAGRAPH 4(b) above.

                 "REAFFIRMATION OF SECURITY AGREEMENT" shall have the meaning given such term in PARAGRAPH 4(a) above.

                 "REAFFIRMATION OF SUBSIDIARY SECURITY AGREEMENT" shall have the meaning given such term in PARAGRAPH 4(b) above.

                 "REFERENCE RATE" shall mean the fluctuating per annum rate announced from time to time by Sanwa in Los Angeles, California as its "reference rate". The Reference Rate is a rate set by Sanwa based upon various factors including Sanwa's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below the Reference Rate.

                 "REFERENCE RATE LOANS" shall mean Loans hereunder during such time as they are made and/or being maintained at a rate of interest based upon the Reference Rate.

                 "REPORTABLE EVENT" shall mean any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty (30)-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "REQUIREMENTS OF LAW" shall mean as to any Person the Certificate of Incorporation and ByLaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "SECURITY AGREEMENT" shall have that certain Security and Collateral Agency Agreement dated as of January 26, 1996 by and among the Company, the Lenders and the Agent, as amended, extended, reaffirmed and replaced from time to time.

                 "STATEMENT DATE" shall mean December 31, 1997.

                 "SUBORDINATED DEBT" shall mean as to any Person Indebtedness of such Person which is subordinated to the Obligations pursuant to a written agreement in form and substance satisfactory to the Agent and the Lenders.

                 "SUBSIDIARY" shall mean any corporation more than fifty percent (50%) of the stock of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of the corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) shall, at the time as of which any determination is being made, be owned, either directly or through Subsidiaries and any other partnership, joint venture or other business combination whose management and policies are controlled by or under common control with the Company or any of its Subsidiaries.

                 "SUBSIDIARY COLLATERAL" shall have the meaning, as to each Subsidiary, given such term in the Subsidiary Security Agreement executed by such Subsidiary.

                 "SUBSIDIARY COLLATERAL PAYMENT" shall have the meaning, as to each Subsidiary, given such term in PARAGRAPH 8(a) of the Subsidiary Security Agreement executed by such Subsidiary.

                 "SUBSIDIARY SECURITY AGREEMENT" shall mean any security agreement executed and reaffirmed by a Domestic Subsidiary pursuant to PARAGRAPH 4(b) above and shall include all Subsidiary Security Agreements executed subsequent to the Effective Date pursuant to PARAGRAPH 4(c)(1) above.

                 "TANGIBLE NET WORTH" shall mean for any Person at any time of determination, (a) net worth as determined in accordance with GAAP, PLUS
(b) Subordinated Debt, LESS (c) any intangible assets.

                 "TAXES" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Loan Documents, excluding, however, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                 "TOTAL LIABILITIES" shall mean for any Person at any time of determination, all liabilities of such Person which in accordance with GAAP would be shown on the liability side of a balance sheet of such Person, but excluding Subordinated Debt, as determined in accordance with GAAP.

                 "UNFUNDED PENSION LIABILITY" shall mean the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "YEAR 2000 COMPLIANT" shall have the meaning given such term in PARAGRAPH 7(n) above.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             EQUITY MARKETING, INC.,
                                             a Delaware corporation

                                             By: /s/ Michael J. Welch
                                                 ------------------------------
                                             Name: Michael J. Welch
                                             Title: Exec. Vice President and CFO

                                             By
                                                -------------------------------
                                             Name
                                                  -----------------------------
                                             Title
                                                   ----------------------------

                                             SANWA BANK CALIFORNIA,
                                             as Agent and as a Lender

                                             By: /s/ S.L.Skelton
                                                -------------------------------
                                             Name: S.L. Skelton
                                             Title: Vice President

                                             IMPERIAL BANK, as a Lender

                                             By: /s/ Jeff Colvin
                                                -------------------------------
                                             Name: Jeff Colvin
                                             Title: Senior Vice President

                                SCHEDULE OF EXHIBITS

EXHIBIT                  DOCUMENT
-------                  --------
   A                     Schedule of Pre-Existing Letters of Credit

   B                     Form of Note

   C                     Form of Reaffirmation of Security Agreement

   D                     Form of Reaffirmation of Guaranty

   E                     Form of Reaffirmation of Subsidiary Security Agreement

   F                     Form of Officer's Certificate

   G                     Schedule of Material Litigation

   H                     Schedule of Subsidiaries

   I                     Schedule of ERISA Disclosures

   J                     Form of Additional Lender Agreement

   K                     Existing Investment Policies

Schedule 1 Schedule of Addresses/Facsimile and Telephone Numbers for Purposes of Notices

Schedule 2               Initial Schedule of Authorized Persons

Schedule 3               Schedule of Changes Since Statement Date

Schedule 4               Schedule of Leases

Schedule 5               Commitment Schedule